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                                                                EXHIBIT 10(l)

                                AMENDMENT NO. 1
                             DATED DECEMBER 1, 1995
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER

                            dated September 10, 1995
                                    between
       UJB Financial Corp., a New Jersey business corporation ("UJB"),
                                      and
   The Summit Bancorporation, a New Jersey business corporation ("Summit")
                              (the "Agreement")


                              W I T N E S S E T H:

        WHEREAS, UJB and Summit have determined to amend the Agreement to facilitate the transactions contemplated thereby;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto, intending to be legally bound, agree as follows:

        A. Section 1.09 of the Agreement is amended to read in full as follows:

                Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of UJB in force immediately prior to the Effective Time, amended to provide for the name of the Surviving Corporation to be "Summit Bancorp.", and amended further to provide for a class of Preferred Stock designated the "Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value)" and having relative rights, preferences and limitations identical to those of the Summit Preferred, shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is affected by the Certificate of Merger. In addition to the Certificate of Merger required to be filed by UJB pursuant to
        Section 1.06, UJB shall file as an additional document together with the Certificate of Merger a Restated Certificate of Incorporation containing the provisions of UJB's Restated Certificate of Incorporation in effect on the date hereof amended as provided in the first sentence of this
        Section 1.09. The By-Laws of UJB in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

        B. Section 1.10(a) of the Agreement is amended to read in full as follows:

                Section 1.10. Board of Directors and Officers.

                (a) The UJB Board of Directors shall take or cause to be taken all action necessary to cause the directors comprising the full Board of Directors of UJB at the Effective Time to include six persons designated prior to the Effective Time by
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        the Board of Directors of Summit from among those persons serving as
        Summit directors on the date hereof and who continue to serve as Summit directors through the Effective Time (the "Summit Designees"). UJB shall take all action necessary to provide that the term of two of the Summit Designees as a director of UJB shall expire at the first annual meeting of UJB shareholders held after the Effective Time, and to provide that the remaining four Summit Designees be divided evenly between the other two classes of directors. One of the Summit Designees shall be, so long as he is able to serve, Robert G. Cox, who shall be designated to the class of director whose term expires at the third annual meeting of UJB shareholders held after the Effective Time. Subject to the provisions of UJB's Restated Certificate of Incorporation and By-Laws regarding director qualifications, five Summit Designees shall be nominated to serve at least one full term of three years in the class of Directors to which they are initially elected by the Board of Directors of UJB. UJB agrees not to increase the number of directors above the 13 directorships existing on the date hereof but Summit agrees UJB may fill any vacancies occurring prior to the Effective Time. If required by the New Jersey Act, all six Summit Designees shall stand for reelection as UJB directors, subject to the provisions of UJB's Restated Certificate of Incorporation then in effect at the first annual meeting of UJB shareholders held after the Effective Time.

        IN WITNESS WHEREOF, Summit and UJB have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.


[CORPORATE SEAL]                         UJB FINANCIAL CORP.

                                         By: /s/ John G. Collins
                                             --------------------------------
                                                 John G. Collins,
                                                 Vice Chairman
Attest: /s/ Richard F. Ober, Jr.
        -------------------------------
            Richard F. Ober, Jr.,
            Secretary


[CORPORATE SEAL]                         THE SUMMIT BANCORPORATION

                                         By: /s/ Robert G. Cox
                                             --------------------------------
                                                 Robert G. Cox,
                                                 President and Chief
                                                 Executive Officer
Attest: /s/ John F. Kuntz
        -------------------------------
            John F. Kuntz,
            Secretary